Exhibit 99.1

Meta Financial Group, Inc.® Announces Common Stock Share Repurchase Program
Sioux Falls, S.D., March 26, 2019 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.® (Nasdaq: CASH) (the “Company”), announced that its Board of Directors authorized a share repurchase program to repurchase up to 2,000,000 shares of the Company’s outstanding common stock (approximately 5% of outstanding shares as of February 28, 2019). The program will be effective May 1, 2019 through September 30, 2021.
The Company may repurchase shares on the open market and/or in privately negotiated transactions, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, made from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions and applicable regulatory and legal factors. The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended at any time at the Company’s discretion.
This press release and other important information about the Company are available at metafinancialgroup.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to share repurchases by the Company, and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors, including, without limitation, future economic, competitive and market conditions; the market price of the Company’s stock prevailing from time to time; alternative uses of cash and the nature of other investment opportunities presented to the Company from time to time; and future business decisions. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the year ended September 30, 2018. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group
Meta Financial Group, Inc.® (Nasdaq: CASH) is the holding company for the financial services company MetaBank® ("Meta"). Founded in 1954, Meta has grown to operate in several different financial sectors: payments, commercial finance, tax services, community banking and consumer lending. Meta works with high-value niche industries, strategic-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. Meta tailors solutions for bank and non-bank businesses and provides a focused collaborative approach. The organization is helping to shape the evolving financial services landscape by directly investing in innovation and complementary businesses that strategically expand its suite of services. Meta has a national presence and over 1,200 employees, with corporate headquarters in Sioux Falls, S.D. For more information, visit the Meta Financial Group website or LinkedIn.

Investor Relations Contact:
Brittany Kelley Elsasser
Director of Investor Relations
605.362.2423
bkelley@metabank.com